Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Mark Cox	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS
EL PASO, Texas – August 6, 2009 – Western Refining, Inc. (NYSE:WNR) today reported a net loss of $7.8 million, or $0.11 per diluted share for the second quarter of 2009, excluding a non-cash loss from the impairment of goodwill of approximately $299.6 million. Including the goodwill impairment loss, the Company reported a second quarter 2009 net loss of $307.3 million, or $4.20 per diluted share. The Company’s net income was $8.2 million, or $0.12 per diluted share, for the same period in 2008. The goodwill impairment loss represents a write-off of the entire balance of the Company’s goodwill from the application of impairment testing criteria under existing accounting rules. This non-cash charge does not impact the Company’s financial covenants.
Operating income for the second quarter of 2009, excluding the non-cash loss from the impairment of goodwill was $31.7 million. Including the goodwill impairment loss, the Company had an operating loss of $267.8 million for the second quarter of 2009. The Company’s operating income was $59.0 million, for the same period in 2008. The decline in operating income was primarily due to lower refined product margins at the Yorktown refinery, excluding the lower of cost or market inventory adjustment, the goodwill impairment charge, and lower refinery throughput. The lower margins were the result of increased crude oil and other feedstocks costs, coupled with weakness in finished product prices and lower value products.
Paul Foster, Western’s Chief Executive Officer, said, “Throughout much of the quarter, refining margins were unseasonably low as a result of the prolonged economic slowdown. Earnings at the El Paso refinery were also negatively impacted by a partial shutdown of the refinery for planned maintenance which decreased our throughput volumes in late May and early June. Financial results at the Yorktown refinery were adversely impacted by the continuation of narrowing heavy crude oil differentials and lower realized values for petroleum coke.
“In the quarter, we generated cash flow from operations of approximately $23.7 million, and year-to-date, we have generated cash flow from operations of $120.5 million. We had no cash borrowings outstanding under the Company’s revolving credit facility in the quarter, and we have not made any cash borrowings under this facility since early in the first quarter of this year.”
Foster continued, “We are pleased with the progress we have made in improving the Company’s financial strength and flexibility. In the quarter, we completed several transactions that allowed us to reduce debt, extend maturities, and enhance our overall capital structure. We also renegotiated and improved our financial covenants, which give us additional financial flexibility. We believe the interest we received from investors in our new offerings is recognition of the improvements we have made at our refineries and the benefits they will deliver going forward. With this financial strength and the operational improvements we’ve made to our refineries, we believe Western has a strong foundation in place for future growth.”
Commenting on current market conditions, Foster said, “Diesel margins continue to be soft as a result of high inventory levels and lower than normal seasonal demand. However, gasoline margins have improved in the past few weeks, and we are starting to experience a pickup in demand in our wholesale and retail business units.”
Conference Call Information
A conference call is scheduled for August 6, 2009, at 9:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 680-0865, passcode: 82286486. The audio replay will be available through August 13, 2009, by dialing (888) 286-8010, passcode: 44365478.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
Non-GAAP Financial Measures
In a number of places in the press release, we have excluded the impact of the goodwill impairment loss on our results from operations for the second quarter of 2009. We have excluded this loss in order to analyze changes in our business from period to period, since the impairment loss is a non-recurring and non-cash loss.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about, our enhanced financial strength and flexibility, the enhancement and anticipated benefits of our capital structure, benefits from improvements at our refineries, our future growth, and future gasoline or diesel demand. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. For additional information relating to the uncertainties affecting Western’s business you are referred to our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated
     The following tables set forth our summary of historical financial and operating data for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per share data)
Statement of Operations Data:
Net sales	$1,583,545	$3,352,463	$2,951,743	$5,903,534
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,357,071	3,104,022	2,403,686	5,506,868
Direct operating expenses (exclusive of depreciation and amortization)	123,940	133,418	257,478	266,339
Selling, general and administrative expenses	27,160	27,993	62,178	57,551
Goodwill impairment loss	299,552	—	299,552	—
Maintenance turnaround expense	3,218	255	3,322	1,210
Depreciation and amortization	40,417	27,752	74,657	53,349

Total operating costs and expenses	1,851,358	3,293,440	3,100,873	5,885,317

Operating income (loss)	(267,813)	59,023	(149,130)	18,217
Other income (expense):
Interest income	37	381	180	952
Interest expense	(27,968)	(20,121)	(55,023)	(38,685)
Amortization of loan fees	(1,483)	(856)	(3,037)	(1,681)
Write-off of unamortized loan fees	(9,047)	(10,890)	(9,047)	(10,890)
Loss from derivative activities	(11,309)	(11,367)	(12,525)	(13,848)
Other income (expense)	3,711	(58)	4,633	934

Income (loss) before income taxes	(313,872)	16,112	(223,949)	(45,001)
Provision for income taxes	6,555	(7,922)	(24,440)	12,790

Net income (loss)	$(307,317)	$8,190	$(248,389)	$(32,211)

Basic earnings (loss) per share	$(4.20)	$0.12	$(3.51)	$(0.48)
Dilutive earnings (loss) per share	$(4.20)	$0.12	$(3.51)	$(0.48)
Weighted average basic shares outstanding	72,561	67,746	70,202	67,663
Weighted average dilutive shares outstanding	72,561	67,768	70,202	67,663
Cash dividends declared per share	$—	$0.06	$—	$0.06
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$23,695	$(32,391)	$120,535	$36,251
Investing activities	(30,686)	(46,014)	(69,341)	(116,567)
Financing activities	(783)	156,968	(64,556)	(90,360)
Other Data:
Adjusted EBITDA (1)	$29,459	$75,986	$171,380	$60,814
Capital expenditures	31,073	46,239	69,728	116,792
Balance Sheet Data (end of period):
Cash and cash equivalents			$66,455	$118,889
Working capital			372,435	432,619
Total assets			2,868,690	3,475,664
Total debt			1,070,710	1,517,000
Stockholders’ equity			785,027	724,558

(1)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, LCM inventory reserve adjustment and goodwill impairment loss. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and certain non-cash charges, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Net income (loss)	$(307,317)	$8,190	$(248,389)	$(32,211)
Interest expense	27,968	20,121	55,023	38,685
Provision for income taxes	(6,555)	7,922	24,440	(12,790)
Depreciation and amortization	40,417	27,752	74,657	53,349
Amortization of loan fees	1,483	856	3,037	1,681
Write-off of unamortized loan fee	9,047	10,890	9,047	10,890
Maintenance turnaround expense	3,218	255	3,322	1,210
Net change in LCM reserve	(38,354)	—	(49,309)	—
Non-cash goodwill impairment loss	299,552	—	299,552	—

Adjusted EBITDA	$29,459	$75,986	$171,380	$60,814

Refining Segment
     The following table presents the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,518,911	$3,259,215	$2,811,579	$5,814,994
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,336,847	3,055,855	2,348,956	5,500,167
Direct operating expenses (exclusive of depreciation and amortization)	95,233	104,739	200,635	211,884
Selling, general and administrative expenses	9,182	8,726	19,777	17,753
Goodwill impairment loss	230,712	—	230,712	—
Maintenance turnaround expense	3,218	255	3,322	1,210
Depreciation and amortization	35,234	23,787	64,476	45,583

Total operating costs and expenses	1,710,426	3,193,362	2,867,878	5,776,597

Operating income (loss)	$(191,515)	$65,853	$(56,299)	$38,397

Key Operating Statistics:
Total sales volume (bpd) (2)	244,438	268,067	252,401	267,076
Total refinery production (bpd)	209,772	238,157	218,917	234,224
Total refinery throughput (bpd) (3)	211,184	240,611	220,268	235,922
Per barrel of throughput:
Refinery gross margin (1)(4)	$9.47	$9.29	$11.60	$7.33
Gross profit (4)	7.64	8.20	9.99	6.27
Direct operating expenses (5)	4.96	4.78	5.03	4.93

(1)	Inventories at June 30, 2009 are net of a non-cash LCM write-down of $11.7 million, compared to a non-cash LCM write-down of $61.0 million at December 31, 2008. We refer to these LCM write-downs as our LCM reserve. The net effect of the change in the LCM reserve for the three and six months ended June 30, 2009, to value our Yorktown inventories to net realizable market values decreased cost of products sold and increased refinery gross margin by $38.4 million and $49.3 million, respectively.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities that are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
     The following tables reconcile gross profit to refinery gross margin for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per barrel data)
Net sales	$1,518,911	$3,259,215	$2,811,579	$5,814,994
Cost of products sold (exclusive of depreciation and amortization)	1,336,847	3,055,855	2,348,956	5,500,167
Depreciation and amortization	35,234	23,787	64,476	45,583

Gross profit	146,830	179,573	398,147	269,244
Plus depreciation and amortization	35,234	23,787	64,476	45,583

Refinery gross margin	$182,064	$203,360	$462,623	$314,827

Refinery gross margin per refinery throughput barrel	$9.47	$9.29	$11.60	$7.33

Gross profit per refinery throughput barrel	$7.64	$8.20	$9.99	$6.27

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
     The following tables set forth our summary refining throughput and production data for the periods presented below:
          All Refineries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	110,015	119,958	114,382	119,942
Diesel and jet fuel	78,130	95,470	81,818	91,687
Residuum	5,215	6,670	5,780	5,701
Other	9,740	9,729	10,047	10,421

Liquid products	203,100	231,827	212,027	227,751
By-products (coke)	6,672	6,330	6,890	6,473

Total refinery production (bpd)	209,772	238,157	218,917	234,224

Refinery throughput (bpd)
Sweet crude oil	126,493	160,567	127,644	157,646
Sour or heavy crude oil	62,898	61,580	67,809	58,379
Other feedstocks/blendstocks	21,793	18,464	24,815	19,897

Total refinery throughput (bpd)	211,184	240,611	220,268	235,922

El Paso Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	62,791	66,811	66,187	65,780
Diesel and jet fuel	46,337	57,626	49,133	54,221
Residuum	5,215	6,670	5,780	5,701
Other	3,309	3,600	3,429	3,935

Total refinery production (bpd)	117,652	134,707	124,529	129,637

Refinery throughput (bpd)
Sweet crude oil	99,704	104,325	101,992	103,225
Sour crude oil	11,098	22,140	13,960	16,996
Other feedstocks/blendstocks	8,743	10,170	10,641	11,184

Total refinery throughput (bpd)	119,545	136,635	126,593	131,405

Total sales volume (bpd)	135,700	144,667	140,388	144,190
Per barrel of throughput:
Refinery gross margin	$9.13	$10.30	$11.46	$8.11
Direct operating expenses	3.71	3.79	3.77	3.99
Yorktown Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	29,173	30,877	31,215	32,892
Diesel and jet fuel	23,763	27,821	24,939	28,136
Other	5,258	4,797	5,532	5,231

Liquid products	58,194	63,495	61,686	66,259
By-products (coke)	6,672	6,330	6,890	6,473

Total refinery production (bpd)	64,866	69,825	68,576	72,732

Refinery throughput (bpd)
Sweet crude oil	1	24,110	14	24,551
Sour or heavy crude oil	51,800	39,440	53,849	41,383
Other feedstocks/blendstocks	11,789	5,461	13,160	5,548

Total refinery throughput (bpd)	63,590	69,011	67,023	71,482

Total sales volume (bpd)	70,676	79,492	75,559	76,404
Per barrel of throughput:
Refinery gross margin	$7.10	$5.86	$9.59	$4.57
Direct operating expenses	5.43	4.61	5.31	4.59

Four Corners Refineries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	18,051	22,270	16,980	21,270
Diesel and jet fuel	8,030	10,023	7,746	9,330
Other	1,173	1,332	1,086	1,255

Total refinery production (bpd)	27,254	33,625	25,812	31,855

Refinery throughput (bpd)
Sweet crude oil	26,788	32,132	25,638	29,870
Sour crude oil	—	—	—	—
Other feedstocks/blendstocks	1,261	2,833	1,014	3,165

Total refinery throughput (bpd)	28,049	34,965	26,652	33,035

Total sales volume (bpd)	38,062	43,908	36,454	46,482
Per barrel of throughput:
Refinery gross margin	$16.22	$9.37	$17.23	$7.97
Direct operating expenses	8.21	7.91	9.06	8.29
Retail Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$157,061	$239,445	$289,737	$428,854
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	132,285	216,567	243,607	387,116
Direct operating expenses (exclusive of depreciation and amortization)	16,526	16,685	32,325	32,541
Selling, general and administrative expenses	1,750	1,444	3,217	2,691
Goodwill impairment loss	27,610	—	27,610	—
Depreciation and amortization	2,610	2,124	4,883	4,010

Total operating costs and expenses	180,781	236,820	311,642	426,358

Operating income (loss)	$(23,720)	$2,625	$(21,905)	$2,496

Operating Data:
Fuel gallons sold (in thousands)	52,205	52,990	101,508	104,473
Fuel margin per gallon (1)	$0.18	$0.15	$0.17	$0.13
Merchandise sales	$49,272	$47,883	$93,210	$90,035
Merchandise margin (2)	28.7%	28.1%	28.4%	27.8%
Operating retail outlets at period end	152	154	152	154

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Net Sales:
Fuel sales	$120,855	$198,896	$218,514	$359,343
Excise taxes included in fuel revenues	(19,077)	(13,456)	(34,244)	(33,334)
Merchandise sales	49,272	47,883	93,210	90,035
Other sales	6,011	6,122	12,257	12,810

Net sales	$157,061	$239,445	$289,737	$428,854

Cost of Products Sold:
Fuel cost of products sold	$111,565	$190,850	$201,543	$345,306
Excise taxes included in fuel cost of products sold	(19,077)	(13,456)	(34,244)	(33,334)
Merchandise cost of products sold	35,123	34,410	66,778	65,047
Other cost of products sold	4,674	4,763	9,530	10,097

Cost of products sold	$132,285	$216,567	$243,607	$387,116

Fuel margin per gallon (1)	$0.18	$0.15	$0.17	$0.13

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.
Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment)	$386,313	$706,489	$717,324	$1,189,421
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	365,506	678,860	675,176	1,137,856
Direct operating expenses (exclusive of depreciation and amortization)	13,354	17,418	27,362	33,358
Selling, general and administrative expenses	4,142	5,228	8,900	9,569
Goodwill impairment loss	41,230	—	41,230	—
Depreciation and amortization	1,397	1,351	2,811	2,764

Total operating costs and expenses	425,629	702,857	755,479	1,183,547

Operating income (loss)	$(39,316)	$3,632	$(38,155)	$5,874

Operating Data:
Fuel gallons sold (in thousands)	198,824	187,812	397,924	347,287
Fuel margin per gallon (1)	$0.07	$0.07	$0.07	$0.07
Lubricant sales	$28,348	$41,020	$60,135	$79,932
Lubricant margin (2)	7.9%	11.7%	8.4%	11.6%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Net Sales:
Fuel sales	$401,889	$704,605	$751,100	$1,185,375
Excise taxes included in fuel sales	(51,450)	(51,297)	(108,164)	(98,866)
Lubricant sales	28,348	41,020	60,135	79,932
Other sales	7,526	12,161	14,253	22,980

Net sales	$386,313	$706,489	$717,324	$1,189,421

Cost of Products Sold:
Fuel cost of products sold	$388,095	$691,254	$723,018	$1,160,730
Excise taxes included in fuel sales	(51,450)	(51,297)	(108,164)	(98,866)
Lubricant cost of products sold	26,101	36,221	55,074	70,678
Other cost of products sold	2,760	2,682	5,248	5,314

Cost of products sold	$365,506	$678,860	$675,176	$1,137,856

Fuel margin per gallon (1)	$0.07	$0.07	$0.07	$0.07

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.